EX-99.906CERT

CERTIFICATION

Matthew Zuckerman, President of The Prairie Fund (the “Registrant”), do certify to the best of my knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2003 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

The Prairie Fund

/s/Matthew Zuckerman

Matthew Zuckerman

Date: September 8, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The Prairie Fund and will be retained by The Prairie Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.